Exhibit 32.2

AMENDED CERTIFICATION OF

CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Quarterly Report on Form 10-Q/A of SoOum Corp. (the "Company") for the quarter ending September 30, 2017, I, Terence Byrne , Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Amended Quarterly Report on Form 10-Q/A for the quarter ending September 30, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Amended Quarterly Report on Form 10-Q/A for the quarter ending September 30, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   December 6, 2017

SoOum Corp.

By:  /s/Terence Byrne

Terence Byrne